CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Enertopia Corporation of our report dated October 30, 2020, relating to the financial statements, appearing in the Annual Report on Form 10-K of Enertopia Corporation for the year ended August 31, 2020.

We also consent to the reference to us under the caption “Experts” in this Registration Statement.

/s/ DAVIDSON & COMPANY LLP

Vancouver, Canada	Chartered Professional Accountants

January 21, 2021